EXHIBIT 21.1

LIST OF SUBSIDIARIES AND
STATE OR JURISDICTION OF INCORPORATION


       Wm. Cameron & Co. (Georgia)
       Ashley Aluminum, LLC (Georgia)
       Cameron Ashley Financial Services, Inc. (Texas)
       CABP, Inc. (Arizona)
       Cameron Ashley Canada, Inc. (Canada)
       CAFS Financial Services Inc. (Canada)
       Demers Express Inc. (Quebec)
       Ibex Industries, Inc. (District of Columbia)

       NAMES UNDER WHICH EACH SUBSIDIARY DOES BUSINESS



       Wm. Cameron & Co.                             Ashley Aluminum, LLC
       -----------------                             --------------------
       Cameron Ashley Building Products                Cameron Ashley Building Products
       CABP                                            CABP
       Southwest Express                               Bright Aluminum
       Southwest Roofing Supply                        Zaglin Wholesale
       United Wholesale Distribution, Inc.             Glaco
       Mid America Siding Supply                       Greater Louisville Aluminum Co.
       Metro Roofing Supply                            Southland
       Midwest Insulation & Roofing                    Southland Building Products
       California Roofers Supply                       Vinyl Wholesale
       Jett Supply Co.                                 DMG Supply
       Mile High Roofing & Exterior Supply             Ashley Division
       Atlantic Building Products
       C. A. Company                                   Cameron Ashley Financial Services, Inc.
       WhiteWater Building Products                    ---------------------------------------
       Chesapeake Building Supply                      CAFS
       Contractors Supply                              CAFS Financial Services, Inc.
       Albuquerque Door Company                        PROJX Financial
       Thunderbird Steel
       Wholesale Building Supply                       Cameron Ashley Canada, Inc.
       New York Building Products                      ---------------------------
       NC Enterprises                                  Cameron Ashley Building Products
       States Dealer Supply                            CABP
       Westar Building Materials                       Boyd Distributors
       PK Supply Company                               Boyd Division
       Lafayette Woodworks                             Daigle Lumber Ltd.
       Ozark Construction Supply                       Bois Daigle Ltee.
       Millwork Specialties                            Oakmont Industries
       Washington Roofing Products Co.                 Gerard Demers
       J&L Services
       Cameron Division